Exhibit 24.1

POWER OF ATTORNEY

     We, the undersigned officers and directors of US Airways Group, Inc., hereby severally constitute and appoint Lawrence M. Nagin and Thomas A. Mutryn, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable US Airways Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of us individually has executed this Power of Attorney as of the date indicated.

/s/ Mathias J. DeVito Director	January 16, 2002
Mathias J. DeVito
/s/ Peter M. George Director	January 16, 2002
Peter M. George
/s/ Robert L. Johnson Director	January 16, 2002
Robert L. Johnson
/s/ Robert LeBuhn Director	January 16, 2002
Robert LeBuhn
/s/ John G. Medlin, Jr. Director	January 16, 2002
John G. Medlin, Jr.
/s/ Hanne M. Merriman Director	January 16, 2002
Hanne M. Merriman
/s/ Thomas H. O'Brien Director	January 16, 2002
Thomas H. O'Brien
/s/ Hilda Ochoa-Brillembourg Director	January 16, 2002
Hilda Ochoa-Brillembourg
/s/ Richard B. Priory Director	January 16, 2002
Richard B. Priory
/s/ Raymond W. Smith Director	January 16, 2002
Raymond W. Smith